Exhibit 99.1

JULY 15, 2009

US GOLD BOOSTS RESOURCES WITH

LIMO PROJECT ESTIMATE (NEVADA, USA)

TORONTO, ONTARIO (JULY15, 2009)US GOLD CORPORATION (NYSE Amex:UXG) (TSX:UXG) announces details of an initial resource estimate for its Limousine Butte Project (“Limo”) (100% owned) in Nevada, USA. The resource estimate was prepared by Telesto Nevada Inc. of Reno, Nevada in accordance with Canadian National Instrument 43-101 standards.

LIMO RESOURCE HIGHLIGHTS

•                  Measured + Indicated resource totals 241,080 ounces gold within 10.6 million tons of material with an average grade of 0.023 opt (0.784gpt) gold.

•                  Inferred resource totals 50,700 ounces gold within 2.5 million tons averaging 0.020 opt (0.699gpt).

•                  Preliminary metallurgical tests deliver good average gold recovery of 92.9%.

•                  Good potential exists to increase the size of the resource with infill and expansion drilling.

•                  Total US Gold (Nevada + Mexico) gold resource: Measured + Indicated 3 million ounces and Inferred 0.7 million ounces.

Limo Project: Nevada, USA

Limo, located 75 miles (120 km) east of US Gold’s properties in the Cortez Trend, is a large 44 sq. mile (114 sq. km) property that produced 91,000 ounces of gold between 1989 and 1990. Gold has been identified along the 15-mile (24 km) length of the Limo property in numerous mineralized areas indicating that there is good potential for additional discoveries (Figure 1).

US Gold acquired Limo when it purchased Nevada Pacific Gold in 2007. US Gold’s drilling at Limo was designed to, 1) Expand the known mineralization, 2) Establish continuity between mineralized areas, and 3) Test for higher grade mineralization using core drilling.  Some of the previously released results from US Gold’s drilling include:

Table 1 - Selected Drill Results

	Imperial		Metric
	Gold	Length	Gold	Length
Hole #	(opt)	(ft)	(gpt)	(m)

LB-23	0.16	50	5.5	16.8
Including	0.24	15	8	4.6
Including	0.28	15	9.5	4.6

LB-03	0.17	26	5.7	7.9

LB-10	0.05	184.5	1.8	56.2
Including	0.13	21	4.3	6.4

US Gold geologists believe there is good potential to expand the size of the existing resource by testing areas beyond the currently defined mineralization and by completing infill holes where drilling was too widely spaced to be classified as a resource under NI 43-101 (Figure 1).  One reverse circulation (RC) drill rig will be active at Limo in July and August to test target with high-grade gold rock samples in the south area of the project.

Limo Resource Estimate

The resource estimates contained in this press release have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101).  These standards are different from the standards generally permitted in reports filed with the SEC.  Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves.  U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves.  The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described below in the “measured”and “indicated” categories would be characterized as mineralized material. The following disclosure is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

Table 2 - Limo Project Gold Resources

	Imperial Units				Metric Units
Resource Category	Cutoff Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Cutoff Grade (gpt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)
Resurrection Ridge / Golden Butte Valley
Measured	0.012	6.5	168,350	0.026	0.411	5.9	5,236	0.891
Indicated	0.012	2.5	34,730	0.014	0.411	2.3	1,080	0.477
Measured + Indicated	0.012	9.0	203,080	0.023	0.411	8.1	6,316	0.776

Cadillac Valley
Indicated	0.012	1.6	38,000	0.024	0.411	1.4	1,192	0.827

Coffee Mug
Inferred	0.012	2.5	50,700	0.020	0.411	2.3	1,577	0.699

TOTAL
Measured	0.012	6.5	168,350	0.026	0.411	5.9	5,236	0.891
Indicated	0.012	4.1	72,730	0.018	0.411	3.7	2,272	0.613
Measured + Indicated	0.012	10.6	241,080	0.023	0.411	9.6	7,508	0.784
Inferred	0.012	2.5	50,700	0.020	0.411	2.3	1,577	0.699

Footnotes for July 2009 Resource:

(1)          Canadian Institute of Mining (CIM) Definitions Standards have been followed for classifications of mineral resources.

(2)          The author of this NI 43-101-compliant Technical Report was Jonathan M. Brown, CPG, MBA.

(3)          The resources at Resurrection Ridge / Golden Butte and Cadillac Valley were calculated using the inverse distance squared method. The resource at Coffee Mug was calculated using the polygonal method.

(4)          Cutoff grade was selected by Telesto and is not based on economic assumptions specific to this project.

(5)          The total number of drill holes used in the current model was 680.

(6)          Figures may not add due to rounding.

The full NI 43-101 Technical Report will be published on www.sedar.com and onwww.usgold.com within 45 days.

Limo Metallurgical and Process Testing

Preliminary metallurgical studies consisted of a series of bottle roll tests that achieved an average gold recovery of 92.9%. Samples were crushed to -150 mesh (0.105 mm) with tests being performed over a 96-hour period. McCelland Labs, located in Sparks, Nevada, performed the testwork. Test results are detailed in Table 3 below:

Table 3 - 2008 Bottle Roll Tests

	Gold Recovery	Calculated Head	Extracted	NaCN Consumption	Lime Consumption
Test No.	(%)	Grade (gpt)	(gpt)	(kg/tonne)	(kg/tonne)

1	92.8	6.84	6.35	0.38	3.0
2	94.7	5.86	5.55	0.45	4.2
3	91.2	2.17	1.98	0.75	2.4

US Gold Company Resource Estimates

In 2006, US Gold was refocused as an aggressive exploration company. Since then the Company has successfully grown its gold resources every year. Measured and Indicated resources have grown from 1.3 million to 3 million gold ounces. Inferred mineralization has grown from 0.2 million to 0.7 million gold ounces(Figure 2).  Two additional resource estimates are due later this year: 1) Updated Gold Bar Resource — Nevada (Gold), and 2) Initial El Gallo Resource — Mexico (Silver-Gold). Table 4 details US Gold’s global resource below:

(Table 4 Appears on the next page)

Table 4 - US Gold Resource Summary*

	Imperial Units			Metric Units
Resource Category	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Gold Grams (000s)	Avg. Grade (gpt)
Tonkin, Nevada (May 2008)
Measured	19.3	820,000	0.042	17.5	25,505	1.440
Indicated	16.3	627,000	0.039	14.7	19,502	1.337
Measured + Indicated	35.6	1,447,000	0.041	32.3	45,007	1.406
Inferred	9.3	311,000	0.033	8.4	9,673	1.131

Gold Bar, Nevada (Apr 2009)
Measured	17.9	616,600	0.034	16.3	19,144	1.176
Indicated	7.2	156,000	0.022	6.5	4,846	0.743
Measured + Indicated	25.1	772,600	0.031	22.8	23,990	1.053
Inferred	8.9	188,940	0.021	8.1	5,874	0.729

Limo Project, Nevada (July 2009)
Measured	6.5	168,350	0.026	5.9	5,236	0.891
Indicated	4.1	72,730	0.018	3.7	2,272	0.613
Measured + Indicated	10.6	241,080	0.023	9.6	7,508	0.784
Inferred	2.5	50,700	0.020	2.3	1,577	0.699

New Pass 50%, Nevada (Apr 2006)
Inferred	6.2	135,950	0.022	5.6	4,229	0.754

Magistral, Mexico (June 2009)
Measured	7.7	354,887	0.046	7.0	11,038	1.590
Indicated	3.8	147,580	0.039	3.4	4,590	1.340
Measured + Indicated	11.5	502,466	0.044	10.4	15,628	1.500
Inferred	0.2	8,167	0.033	0.2	254	1.140

TOTAL Gold Resources
Measured + Indicated		2,963,146			92,133
Inferred		694,757			21,607

Silver Resources	Tonnage (MM tons)	Silver Ounces	Avg. Grade (opt)	Tonnage (MM tonnes)	Silver Grams (000s)	Avg. Grade (gpt)
Palmarito, Mexico (Dec 2008)
Measured	2.9	5,991,521	2.05	2.7	186,366	70.2
Indicated	1.2	2,480,527	2.04	1.1	77,157	70.0
Measured + Indicated	4.1	8,472,048	2.04	3.8	263,523	70.1
Inferred	1.8	3,349,242	1.91	1.6	104,178	65.5

Footnotes:

*Figures may not add due to rounding.

ABOUT US GOLD

US Gold Corporation is a United States-based gold and silver exploration company exploring in northeastern Nevada and northwestern Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG and on the Frankfurt Exchange under the symbol US8.

QUALIFIED PERSON

The news release has been reviewed and approved by Steve Brown, Chief Geologist, who is designated as a Qualified Person with the ability and authority to verify the authenticity and validity of this data. The resource estimation has been prepared by Jonathan Brown ofTelesto Nevada Inc., a geological consulting firm based in Reno, Nevada.

Drill holes previously released were mistakenly identified with only an “L” designation. The correct designation should have been as reported as “LB”. If referring to previous releases on this information, please equate the “L” designation to the correct “LB” designation.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the applicable securities laws. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, resource estimates, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the United States Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors — All mineral resources have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian Securities AdministratorsNational Instrument 43-101 (NI 43-101), which requires disclosure of resources. Disclosure of “contained ounces” is only permitted if the quantity and grade of contained metal or mineral is included in the disclosure. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission “SEC” Industry Guide 7. Canadian and Guide 7 standards are substantially different.

The SEC permits mining companies, in their filings with the SEC, to disclose only those mineral deposits defined as probable or proven reserves that a company can economically and legally extract or produce. Certain terms in this news release, such as”measured,” “indicated,” and “inferred resources,” that the SEC guidelines strictly prohibit from including in filings with the United States SEC. Investors are urged to consider closely the disclosure in our annual report on Form 10-K, including the risk factors contained therein. You can review and obtain copies of this filing from the SEC’s website at http://www.sec.gov/edgar.shtml.

U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

For further information contact:

Stefan M. Spears VP, Projects Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

Figure 1

US★GOLD Limo Project: Location of Mineralized Areas & Future Drilling

July 15, 2009

Expansion Drill Target
91,000 Gold oz Mined (1989-1990)
Expansion Drill Target
1. Resurrection Ridge
3. Coffee Mug
2. Cadillac Valley
Infill Drill Target
High Grade Target Area of Current Drilling
Legend
Gold Mineralization
US Gold Property
Future Area of Drilling
Geochem Anomaly
High Grade Gold Drill Target
Past Open Pit Mine
N
0
2
4
Km
0
1.5
3
Miles

US★GOLD NI 43-101 Compliant Gold + Silver Resources

Figure 2

July 15, 2009

Gold
Silver
Measured + Indicated
Inferred
Thousands Gold Ounces
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2006
2007
2008
2009
Millions Silver Ounces
9
8
7
6
5
4
3
2
1
0
2009